SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2007

WESTSIDE ENERGY CORPORATION
(Exact name of registrant as specified in its Charter)

Nevada	0-49837	88-0349241
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3131 Turtle Creek Blvd., Suite 1300, Dallas, Texas	75219
Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
including area code: 214/522-8990

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 26, 2007, but effective March 23, 2007, Registrant, as guarantor, and two of Registrant’s wholly-owned subsidiaries (the “Subsidiaries”), as borrowers, entered into a $25 million two-year Credit Agreement (the “New Credit Agreement”) with a syndicate of four private investment funds (collectively, the “Lenders”), including Spindrift Partners, L.P., as a lender and as the administrative agent, and Spindrift Investors (Bermuda) L.P., Placer Creek Partners, L.P. and Placer Creek Investors (Bermuda) L.P., each as a lender.  Wellington Management, LLC (“Wellington”) serves as the investment adviser to each of the Lenders, and arranged for the loan provided by them pursuant to the New Credit Agreement. The New Credit Agreement replaced the $45 million four-year advancing term credit facility entered into with GasRock Capital LLC (“GasRock”), as lender, on March 17, 2006.

The New Credit Agreement provides the terms under which the Lenders have made available to Registrant, through the Subsidiaries, a senior secured term loan in the amount of $25 million. In connection with the execution of the New Credit Agreement, Registrant, through the Subsidiaries, borrowed the full $25 million provided for under the New Credit Agreement. Of this amount, approximately $12 million was used to retire the outstanding balance owing to GasRock and $300,000 was used to pay costs incurred in completing the new loan transaction. The remaining proceeds borrowed under the New Credit Agreement may be used to finance development activities and for general corporate purposes.

To secure Registrant's and the Subsidiaries’ obligations under the New Credit Agreement, the Subsidiaries granted in favor of the Lenders a security interest in all of the oil and gas properties now comprising Registrant’s Southeast and the Southwest programs in the Barnett Shale play in north central Texas. While no security interest was granted in any of the oil and gas properties comprising Registrant’s North program (also in the Barnett Shale play), the New Credit Agreement provides that the Lenders have the option of receiving a security interest in any and all of the proceeds received upon the sale of a property comprising Registrant’s North program or any subsequent property acquired with such proceeds.

The amount outstanding under the New Credit Agreement will bear interest at an annual rate equal to 10.0% or (in the case of default) 12.0%. Payments of interest accruing on the amount outstanding under the New Credit Agreement will become due on each September 15 and March 15 throughout the term of the New Credit Agreement, commencing September 15, 2007. Registrant may elect not to pay all or a portion of an interest payment that becomes due, in which case the Lenders may elect (a) to add the unpaid amount of interest to the outstanding principal balance, or (b) to receive as an alternative interest payment a number of shares of Registrant’s common stock (referred to hereinafter as “Interest Shares”) equal to the quotient obtained by dividing the unpaid interest amount by the greater of (i) $3.00 or (ii) the ten-day average closing price of Registrant’s common stock computed as of the interest due date. Registrant entered into a registration rights agreement with the Lenders, whereby the Lenders have the right to have the resale of any and all issued Interest Shares registered with the U.S. Securities and Exchange Commission (the “SEC”). The outstanding balance of unpaid principal and accrued interest under the New Credit Agreement will become due and payable in full on March 23, 2009, subject to a possible earlier due date upon an event of default.  Registrant may prepay the outstanding balance of unpaid principal and accrued interest under the New Credit Agreement in whole or in part at any time prior to maturity without incurring any penalty.

In consideration of the Lenders’ providing the financing under the New Credit Agreement, the Lenders will receive a three percent (3.0%) overriding royalty interest (proportionately reduced to the Subsidiaries’ working interest) in all oil and gas produced from the properties now comprising Registrant’s Southeast and Southwest programs.

The New Credit Agreement also contains customary representations and warranties, customary affirmative and negative covenants and customary events of default.

Immediately prior to and immediately after the execution of the New Credit Agreement, Wellington (the investment adviser to each of the Lenders) beneficially owned 18.5% of Registrant’s outstanding common stock, largely by virtue of its clients’ stock ownership positions (including those of the Lenders), which are attributed to Wellington in accordance with applicable rules of the SEC. Moreover, immediately prior to and immediately after the execution of the New Credit Agreement, Spindrift Investors (Bermuda) L.P. beneficially owned 7.5% of Registrant’s outstanding common stock, while Spindrift Partners, L.P. beneficially owned 6.4% of Registrant’s outstanding common stock (all of the shares comprising these preceding two percentage figures below are attributed to Wellington in computing its 18.5% beneficial ownership percentage). Neither of Placer Creek Partners, L.P. nor Placer Creek Investors (Bermuda) L.P. owned any of Registrant’s outstanding common stock prior to, or after or acquired any common stock as a result of, the execution of the New Credit Agreement. The terms and provisions of the New Credit Agreement were determined in arms-length negotiations between Registrant’s senior management, on the one hand, and representatives of Wellington, on the other hand. Other than for the relationships relating to the stock ownership described above and the relationship created by the New Credit Agreement, Registrant and its affiliates have had no material relationship with any of the Lenders.

The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Item 9.01.       Financial Statements and Exhibits.

(c)    Exhibits

Exhibit
Number      Exhibit Title

 10.1

Credit Agreement dated as of March 23, 2007 between Registrant, Westside Energy Production Company, LP, and Westside Energy Operating Company, LP, on the one hand, and Spindrift Partners, L.P., Spindrift Investors (Bermuda) L.P., Placer Creek Partners, L.P. and Placer Creek Investors (Bermuda) L.P., on the other hand

99.1   Press Release of Registrant dated March 27, 2007 entitled "WESTSIDE ENERGY ANNOUNCES WELLINGTON NEW DEBT FUNDING AND 2007 PROJECT BUDGET."
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTSIDE ENERGY CORPORATION
(Registrant)
Date: March 27, 2007	By:	/s/ Sean J. Austin
Sean J. Austin,
Vice President & Chief Financial Officer